SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 10, 2005

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 31, 2005, Huffy Corporation’s Vice President, Finance, Chief Financial Officer and Treasurer will be leaving those positions and employment with Huffy Corporation.  Steven Lipton, currently Senior Vice President and Controller of Huffy Corporation, will assume the Chief Financial Officer position upon Mr. Lafferty’s departure.  Prior to joining Huffy Corporation, Mr. Lipton served as Senior Vice President Controller of Elder-Beerman, a regional department store chain that is owned by The Bon-Ton Stores, Inc. and has approximately 69 stores located in the Midwest and Northeast United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: June 10, 2005	By: /s/ Nancy A. Michaud Nancy A. Michaud, Vice President- General Counsel and Secretary